United States Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

THE NAUTILUS GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐    Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrant statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THE NAUTILUS GROUP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of The Nautilus Group, Inc.:

Our annual meeting of shareholders will be held on Monday, June 7, 2004, at the Embassy Suites Hotel, 7900 NE 82nd Avenue, Portland, Oregon, 97220, beginning at 10:00 a.m. Pacific Daylight Time, for the following purposes:

1.	To elect a board of seven directors, each for a one year term;

2.	To ratify the selection of our principal independent auditor; and

3.	To consider and act upon any other matter which may properly come before the annual meeting or any adjournment thereof.

Only shareholders who held their shares at the close of business on April 9, 2004, the record date, are entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

All shareholders are cordially invited to attend the annual meeting at which management will present a review of our operations for the year ended December 31, 2003. Whether or not you plan to attend the annual meeting, please sign and promptly return the enclosed proxy card, which you may revoke at any time prior to its use. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the annual meeting in accordance with your proxy.

By Order of the Board of Directors

ROD W. RICE

Chief Financial Officer, Treasurer and Secretary

Vancouver, Washington

April 23, 2004

THE NAUTILUS GROUP, INC.

1400 NE 136th Avenue

Vancouver, Washington 98684

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held On June 7, 2004

General

Our Board of Directors is furnishing this proxy statement and the accompanying Annual Report to Shareholders, notice of annual meeting and proxy card in connection with its solicitation of proxies for use at our 2004 Annual Meeting of Shareholders or any adjournment thereof. The annual meeting will be held on Monday, June 7, 2004, beginning at 10:00 a.m., Pacific Daylight Time at the following location:

Embassy Suites Hotel

7900 NE 82nd Avenue

Portland, Oregon 97220

We are bearing all expenses associated with this solicitation. Our officers or regular employees, without additional remuneration, may follow this written proxy solicitation with personal solicitation of shareholders in person or by telephone or facsimile transmission. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. We reserve the right to retain an outside proxy solicitation firm, the expense of which we estimate will not exceed $10,000.

Our Board of Directors has designated the two persons named on the enclosed proxy card, Greggory C. Hammann and Rod W. Rice, to serve as proxies in connection with the annual meeting. These proxy materials and the accompanying Annual Report to Shareholders are being mailed on or about April 26, 2004 to our shareholders of record on April 9, 2004.

Our principal executive offices are located at 1400 NE 136th Avenue, Vancouver, Washington 98684. As used in this proxy statement, the terms “we,” “our,” “us,” “Nautilus,” “Nautilus Group,” and “Company” refer to The Nautilus Group, Inc. and its subsidiaries.

Revocability of Proxies

You may revoke any proxy you execute at any time prior to its use at the annual meeting by:

•	delivering written notice of revocation to our Secretary;

•	delivering an executed proxy bearing a later date to our Secretary; or

•	attending the annual meeting and voting in person.

Record Date

Our Board of Directors has fixed the close of business on April 9, 2004 as the record date for determining which of our shareholders are entitled to notice of and to vote at the annual meeting. At the close of business on the record date, 32,634,073 shares of our common stock were outstanding and there were 91 shareholders of record.

Voting; Quorum

Each share of common stock outstanding on the record date is entitled to one vote per share at the annual meeting. Shareholders are not entitled to cumulate their votes. The presence, in person or by proxy, of the holders of a majority of our outstanding shares of common stock is necessary to constitute a quorum at the annual meeting.

Vote Required to Approve the Proposals

If a quorum is present at the annual meeting: (i) the seven nominees who receive the greatest number of votes cast for the election of directors by the shares present and voting in person or by proxy will be elected as directors; and (ii) the ratification of Deloitte & Touche LLP as our principal independent auditor will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

Effect of Abstentions

If you abstain from voting, your shares will be deemed present at the annual meeting for purposes of determining whether a quorum is present. Directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will have an effect on the outcome. Therefore, abstention from voting will not affect the outcome of the election. Abstentions will also not affect the outcome of Proposal No. 2 to ratify Deloitte & Touche LLP as our principal independent auditor.

Effect of Broker Non-Votes

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to the election of directors and the ratification of Deloitte & Touche LLP as our principal independent auditor. Thus, if you do not give your broker or nominee specific voting instructions, your shares may not be voted on these matters. Such “broker non-votes” will not be counted as votes “for” or “against” and will have no effect on these votes. Shares represented by broker non-votes will, however, be counted for determining whether there is a quorum.

Proxy Procedure

When a proxy card is properly dated, executed and returned, the shares it represents will be voted at the annual meeting in accordance with the instructions specified in the proxy. If no specific instructions are given, the shares will be voted FOR the election of the director nominees described below and FOR the ratification of Deloitte & Touche LLP as our principal independent auditor. If other matters come before the annual meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment with respect to such matters.

ELECTION OF DIRECTORS

(Proposal 1)

In accordance with our amended and restated bylaws, our Board of Directors shall be comprised of no less than five and no more than fifteen directors, with the specific number to be determined by our Board of Directors. By resolution adopted on March 10, 2004, our Board of Directors set the number of directors at seven.

Nominees

At the annual meeting, our shareholders will elect a board of seven directors to serve until the 2005 annual meeting or until their respective successors are elected and qualified. Our Board of Directors has nominated the individuals listed below to serve on our Board. All of the nominees currently are members of our Board of Directors. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting, our Board of Directors may provide for a lesser number of directors or designate a substitute. If our Board of Directors designates a substitute, the proxy holders will have the discretionary authority to vote for the substitute. Proxies may not be voted for more than seven nominees.

Name	Age	Has Been a Director Since
Kirkland C. Aly	47	1996
Paul F. Little	60	1999
Frederick T. Hull	66	2001
James M. Weber	44	2001
Peter A. Allen	43	2002
Robert S. Falcone	57	2003
Greggory C. Hammann	41	2003

Kirkland C. Aly has served on our Board of Directors since 1996. In 2002, Mr. Aly became an Executive Vice President of Advanced Interactive Systems, Inc, a provider of simulation technology to military and government agencies. Prior to that, Mr. Aly served as an Executive Vice President of Convergent Technology Group, Inc., a management advisory and investment banking business, beginning in 2000, and continued as a special limited partner with Zilkha Capital Partners, LP, a private equity investment company, which he joined in 1999. Mr. Aly served as Senior Vice President of Webforia, Inc., an Internet software company, in 1998 and 1999. Commencing in 1996, Mr. Aly was Executive Vice President of Softbank Content Services, Inc., a software and technology integration company, and subsequently served as Vice President of Worldwide Sales & Marketing at Software Logistix Corporation following its acquisition of Softbank in 1998. From 1994 to 1996, Mr. Aly was the Chief Executive Officer of Atrieva Corporation, an Internet software company. Mr. Aly received a B.A. in Communications from Washington State University.

Paul F. Little has served on our Board of Directors since 1999. Mr. Little is President of Westover Investments Inc., an investment company. From 1986 to 1999 he was a principal of a Toronto-based merchant bank, Gornitzki, Thompson & Little and President of GTL Securities Inc., a related securities dealer. From 1980 to 1985, Mr. Little was Vice President and Chief Financial Officer of Union Gas Ltd., a Canadian natural gas utility. Mr. Little currently serves on the boards of six Canadian public companies including Barcode Holdings, Inc., Calfrac Well Services Ltd., Denison Mines, Inc., Medisystem Technologies, Inc., Pason Systems, Inc., and World Point Terminals, Inc. He is Chairman of privately-held Echelon General Insurance Company and has served on the Board of Visitors of the Graziadio School of Business at Pepperdine University since 2002. Mr. Little is a Canadian Chartered Accountant. He holds a M.B.A. from the University of British Columbia and a B.A. in Economics from the University of Toronto.

Frederick T. Hull has served on our Board of Directors since 2001. Mr. Hull, a veteran of 35 years with the Nestlé/Carnation Company, is the past President of Nestlé Brands Foodservice Company, the foodservice division of Nestlé USA. Currently, Mr. Hull serves on the advisory board of the Hotel and Restaurant School of California State Polytechnic University, Pomona, the advisory board of the School of Business at the University of Colorado, and is a board advisor to Anawah, Inc. Mr. Hull received a B.S. in Business Administration from the University of Colorado.

James M. Weber has served on our Board of Directors since 2001. Mr. Weber became the President and Chief Executive Officer of Brooks Sports, Inc., a designer and marketer of athletic footwear, apparel and accessories, in April 2001. Prior to that, Mr. Weber served as Managing Director of U.S. Bancorp Piper Jaffray in its Seattle Investment Banking office from May 1999 to April 2001. Commencing in 1996, Mr. Weber was Chairman and Chief Executive Officer of Sims Sports, Inc., a leading action sports company. From 1990 to 1996, Mr. Weber was active in a variety of executive positions for The Coleman Company, Inc., including Vice President of Corporate Development, and President of O’Brien International, Inc. Mr. Weber received a M.B.A. from the Tuck School at Dartmouth College and a B.S. from the University of Minnesota.

Peter A. Allen has served on our Board of Directors since 2002. Mr. Allen is a Partner and Managing Director at Technology Partners International (“TPI”), a global consulting services firm. TPI advises major corporations in the evaluation, negotiation, implementation and management of outsourcing services agreements. Mr. Allen has maintained this position since July 2001. From December 1998 to June 2001, Mr. Allen served as Chairman, President and Chief Executive Officer of Data Dimensions, Inc., an IT consulting firm. Prior to that, Mr. Allen served as Vice President with Computer Sciences Corporation from 1990 to 1998. Computer Sciences Corporation is a leading global technology services firm specializing in systems integration, consulting and outsourcing. Mr. Allen received a B.S. in Computer Science from the University of Maryland.

Robert S. Falcone joined our Board of Directors in 2003. Mr. Falcone, who has over 33 years of management and board experience, is Executive Vice President and Chief Financial Officer of BearingPoint, Inc., one of the world’s largest business consulting firms. Mr. Falcone is the former Senior Vice President and Chief Financial Officer of 800.com, an Internet retailer of consumer electronics, and was the Chief Financial Officer of Nike, Inc. from 1992 to 1998. He also spent over 21 years with Price Waterhouse LLP, the last 8 years as a partner. Mr. Falcone is a board member of RadioShack Corporation and International Microcomputer Software, Inc. and received his B.S. in Business Administration, Accounting from Villanova University.

Greggory C. Hammann has served on our Board of Directors and as President and Chief Executive Officer since joining The Nautilus Group, Inc. in July 2003. Mr. Hammann was appointed Chairman of the Board in March 2004. From 2001 to 2003, he served in a variety of executive positions with Levi Strauss and Company, a global leader in the apparel industry. From 1996 to 2000, Mr. Hammann held a variety of executive marketing and strategic planning positions with The Coca-Cola Company. Prior to Coca-Cola, he held various positions in sales, marketing and general management with companies including McLeodUSA, Rayovac, Famous Footwear, and Procter and Gamble. Mr. Hammann received a B.B.A. from the University of Iowa and a M.B.A. from the University of Wisconsin.

No family relationship exists among any of the directors or executive officers. No arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director was selected as a director or executive officer of the Company.

Director Independence and Lead Independent Director

The Board of Directors has determined that Messrs. Aly, Little, Hull, Weber, Allen, and Falcone are each an “independent director” for purposes of the Company’s Corporate Governance Guidelines and Section 303A.02 of the Listed Company Manual of the New York Stock Exchange, and that each such person is free of any relationship that would interfere with the individual exercise of independent judgment. The Board of Directors has further determined that each member of the three committees of the Board of Directors meets the independence requirements applicable to those committees prescribed by the Listed Company Manual and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”) related to audit committee member independence.

In March 2004, the Board of Directors designated Peter A. Allen as the Lead Independent Director pursuant to the Company’s Corporate Governance Policies. The Lead Independent Director presides at the executive sessions of the Board of Directors and reviews and consults with the Chairman and Chief Executive Officer concerning the agenda for each regular meeting of the Board. The Lead Independent Director may also periodically help schedule or conduct separate meetings of the independent directors and perform such other duties as may be determined by the Board of Directors.

Committees of the Board of Directors

Our Board of Directors currently has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The full text of each committee charter and our

Corporate Governance Guidelines are available on the Company’s website located at www.nautilusgroup.com. Additionally, a copy of the Audit Committee Charter is attached as Appendix A hereto.

The Audit Committee

Under the terms of its charter, the Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and other financial information furnished by the Company, the Company’s compliance with legal and regulatory requirements, the Company’s systems of internal accounting and financial controls, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor. In fulfilling its duties, the Audit Committee, among other things, shall:

1)	have the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor;

2)	review and discuss with management and the independent auditor, prior to release to the general public and legal and regulatory agencies, the annual audited financial statements and quarterly financial statements, including disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and matters required to be reviewed under applicable legal, regulatory or NYSE requirements;

3)	review and discuss the Company’s major financial risk exposures and steps taken by management to monitor and mitigate such exposures;

4)	review with management and the internal audit manager the internal audit charter and plan, and the purpose, authority, activities, staffing and organizational structure of the internal audit function;

5)	review and discuss with management and the independent auditor, the effectiveness of the Company’s internal financial controls and the internal audit function, including compliance with The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing; and

6)	establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, auditing matters or violations of the Company’s code of ethics.

Directors Robert S. Falcone (Chairman), Paul F. Little and Kirkland C. Aly serve on the Audit Committee. The Board of Directors has determined that Mr. Falcone is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. Each member of the Audit Committee is financially literate, knowledgeable and able to review and understand financial statements. In 2003, the Audit Committee met eight (8) times.

The Compensation Committee

Under the terms of its charter, the Compensation Committee has overall responsibility for evaluating and approving the officer compensation plans, policies and programs of the Company. The Compensation Committee also acts as the administrator of the Company’s 1995 Stock Option Plan. In fulfilling its duties, the Compensation Committee, among other things shall:

1)	(i) review and approve on an annual basis the corporate goals and objectives with respect to compensation for the chief executive officer, and (ii) evaluate the chief executive officer’s performance in light of these established goals and objectives, and based upon these evaluations, shall set the chief executive officer’s annual compensation, including salary, bonus, incentive and equity compensation;

2)	evaluate at least once a year the other elected executive officers’ performance in light of established goals and objectives and based upon these evaluations shall set the other elected executive officers’ annual compensation, including salary, bonus, incentive and equity compensation; and

3)	review the Company’s stock option and other stock-based plans and recommend changes in such plans to the Board as needed.

Directors Peter A. Allen (Chairman), Frederick T. Hull, and James M. Weber serve on the Compensation Committee. In 2003, the Compensation Committee met four (4) times.

The Nominating and Corporate Governance Committee

Under the terms of its charter, the Nominating and Corporate Governance Committee is responsible for considering and making recommendations concerning the membership and function of the Board, and the review and development of corporate governance guidelines. In fulfilling its duties, the Nominating and Corporate Governance Committee, among other things, shall:

1)	identify individuals qualified to be Board members consistent with criteria established by the Board;

2)	recommend to the Board nominees for the next annual meeting of shareholders;

3)	evaluate individuals suggested by shareholders;

4)	oversee the evaluation of the Board and management;

5)	consider issues involving related party transactions with Directors and similar issues; and

6)	review and recommend all matters pertaining to fees and retainers paid to Directors.

The Nominating and Corporate Governance Committee will consider recommendations for directorships submitted by shareholders. Shareholders who wish the Nominating and Corporate Governance Committee to consider their recommendations for nominees for the position of Director should submit their recommendations in writing to the Nominating and Corporate Governance Committee, Attention: Chairman, The Nautilus Group, Inc., 1400 NE 136th Avenue, Vancouver, WA 98684. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to nominees of the Nominating and Corporate Governance Committee.

Nominees may be suggested by directors, members of management, shareholders or, in some cases, by a third party firm. In identifying and considering candidates for nomination to the Board of Directors, the Nominating and Corporate Governance Committee considers a candidate’s quality of experience, the needs of the Company and the range of talent and experience represented on the Board. In evaluating particular candidates, the Committee will review the nominee’s personal and professional integrity, judgment, experience, and ability to serve the long-term interest of the shareholders. The Committee will also take into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities.

The Nominating and Corporate Governance Committee is composed of Peter A. Allen (Chairman), Frederick T. Hull, and James M. Weber. The Nominating and Corporate Governance Committee first met formally in January of 2004.

Meeting Attendance

In 2003, the Company’s Board of Directors held six (6) meetings and acted once by written consent. During 2003, no director attended fewer than 75% of the meetings of the Board of Directors or any committees of which the director was a member.

All Board members are expected to prepare for, attend and participate in meetings of the Board and of committees on which they serve. The Board of Directors does not currently have a specific policy with regard to attendance of Board members at our Annual Meeting of Shareholders; however, we attempt to hold a regularly scheduled Board meeting in conjunction with our Annual Meeting of Shareholders. All of our directors attended our 2003 Annual Meeting of Shareholders.

Code of Business Conduct and Ethics

We have adopted The Nautilus Group, Inc. Code of Business Conduct and Ethics (the “Code of Ethics”), which is a code of conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, our principal financial officer, and our corporate controller. The Code of Ethics provides that only the Board of Directors may make a waiver of the Code of Ethics for officers and directors.

We have filed a copy of the Code of Ethics as exhibit 14 to our Annual Report on Form 10-K for the year ended December 31, 2003. You can also view the Code of Ethics on our website at www.nautilusgroup.com. A copy of the Code of Ethics will be provided in print without charge to any shareholder who submits a request in writing to Integrated Corporate Relations, Inc., c/o John Mills, 525 Broadway, Santa Monica, CA 90401.

Director Remuneration

Directors who are not employees of the Company receive annual compensation of $25,000, payable in quarterly installments of $6,250, plus $1,000 per day plus travel expenses for each Board meeting attended. The Chairman of the Audit Committee, Robert S. Falcone, receives an additional $10,000 annually, payable in quarterly installments of $2,500, plus all Audit Committee members receive $1,000 per day plus travel expenses for each Audit Committee meeting attended. The Chairman of the Compensation Committee and the Nominating and Corporate Governance Committee, Peter A. Allen, receives an additional $5,000 annually, payable in quarterly installments of $1,250, plus all Compensation Committee and Nominating and Corporate Governance Committee members receive $1,000 per day plus travel expenses for each Committee meeting attended.

On June 9, 2003, our Board of Directors granted to each non-employee director an option to purchase 5,000 shares of our common stock at an exercise price equal to the market price of our common stock at close of trading on the New York Stock Exchange on the date prior to the grant date ($12.40 per share). The options vest fully after one year. Directors who are Company employees receive no additional or special remuneration for serving as directors.

Shareholder Communications with Directors

Shareholders may send correspondence to our Board of Directors or to any individual director at the following address: The Nautilus Group, Inc., 1400 NE 136th Avenue, Vancouver, Washington 98684.

Your communications should indicate that you are a shareholder of The Nautilus Group. Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed, attempt to handle the inquiry directly, or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. Correspondence marked confidential will not be opened prior to forwarding to the Board or any individual director.

Board Recommendation

Our Board of Directors unanimously recommends a vote FOR each of the nominees named in this proxy statement.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

(Proposal 2)

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte & Touche”) as our principal independent auditor to audit our consolidated financial statements for 2004. Although we are not required to seek shareholder approval of this appointment, the Board has determined it to be sound corporate governance to do so. If the appointment is not ratified by shareholders, the Audit Committee will investigate the possible bases for the negative vote and will reconsider the appointment in light of the results of its investigation.

We employed Deloitte & Touche as our independent auditor during 2003, and have selected Deloitte & Touche as our independent auditor for 2004. There have been no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the matter in their report. A representative of Deloitte & Touche is expected to be present at the annual meeting. The representative will be given the opportunity to make a statement on behalf of Deloitte & Touche if the representative so desires, and the representative will be available to respond to appropriate shareholder questions.

In addition to retaining Deloitte & Touche to audit our consolidated financial statements for 2003, we retained Deloitte & Touche, as well as other accounting and consulting firms to provide advisory, auditing, and consulting services in 2003. We understand the need for Deloitte & Touche to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of Deloitte & Touche, our Audit Committee has restricted the non-audit services that Deloitte & Touche may provide. These determinations are among the key practices adopted by the Audit Committee in its “Policies and Procedures for the Approval of Audit and Non-audit Services Provided by the Independent Auditor,” effective April 2003.

Under these policies, with Audit Committee pre-approval, the Company may use Deloitte & Touche for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; employee benefit plan audits; and reviews and procedures that the Company requests Deloitte & Touche to undertake to provide assurances on matters not required by laws or regulations.

The aggregate fees billed for professional services by Deloitte & Touche in 2003 and 2002 for these various services were approximately:

Type of Fees	2003	2002
Audit Fees	$378,000	$293,000
Audit-Related Fees	81,000	123,000
Tax Fees	127,000	63,000
All Other Fees	1,038,000	4,112,000

Total	$1,624,000	$4,591,000

“Audit fees” are fees we paid Deloitte & Touche for professional services for the audit of our consolidated financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. “Audit-related fees” are fees billed by Deloitte & Touche for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. “Tax fees” are fees for tax compliance, tax advice, and tax planning. “All other fees” are fees billed by Deloitte & Touche to us for any services not included in the first three categories. None of the services disclosed above under “Audit Related Fees,” “Tax Fees,” or “All Other Fees” was approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

The aggregate fees billed by Deloitte & Touche for other professional services in 2003 predominantly consisted of services rendered in connection with the design and implementation of our new information systems. Deloitte & Touche fees associated with these new information systems for 2003 and 2002 totaled approximately $1,038,000 and $4,046,000, respectively. The Audit Committee acknowledged that the regulations adopted by the SEC include certain transitional provisions that would permit Deloitte & Touche to continue providing otherwise prohibited services until May 6, 2004, so long as the services are provided pursuant to a contract entered into prior to May 6, 2003. The Audit Committee was notified that certain services continued to be provided by Deloitte & Touche, and subject to these transitional provisions, those services were approved. All Deloitte & Touche services subject to these transitional provisions were completed prior to December 31, 2003.

The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of the Company’s principal independent auditor.

Board Recommendation

Our Board of Directors unanimously recommends a vote FOR the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as our principal independent auditor.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information regarding the beneficial ownership of our outstanding common stock as of April 5, 2004 by: (1) each director and director nominee; (2) each executive officer whose name appears in the summary compensation table; (3) all persons that we know are beneficial owners of more than 5% of our common stock; and (4) all directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the common stock listed.

Directors, Executive Officers and 5% Shareholders	Shares Beneficially Owned
	Number		Percentage (1)
Brian R. Cook 320 N Potlatch Rd Shelton, WA 98584	1,758,887	(2)	5.4%
Greggory C. Hammann	—		—
Kevin T. Lamar	152,304	(3)	*
Randal R. Potter	251,044	(4)	*
Rod W. Rice	330,010	(5)	1.0%
Kirkland C. Aly	5,530	(6)	*
Paul F. Little	1,510,915	(7)	4.6%
Frederick T. Hull	8,880	(8)	*
James M. Weber	6,580	(9)	*
Peter A. Allen	2,800	(10)	*
Robert S. Falcone	—		—
Directors and executive officers collectively (11 persons)	4,026,950	(11)	12.3%

*	Less than 1%.
(1)	All percentages have been calculated assuming that 32,917,205 shares of our common stock are issued and outstanding. Shares which the person or group has the right to acquire within 60 days after April 5, 2004 are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group.
(2)	Includes 200,000 shares held in a partnership of which Mr. Cook has shared voting and investment power.

(3)	Includes 117,500 shares issuable upon the exercise of options.
(4)	Includes 60,314 shares issuable upon the exercise of options.
(5)	Includes 61,438 shares issuable upon exercise of options.
(6)	Includes 5,530 shares issuable upon exercise of options.
(7)	Includes 23,290 shares issuable upon the exercise of options, and 557,009 shares held by Westover Investments, Inc., of which Mr. Little is the sole shareholder and director.
(8)	Includes 6,280 shares issuable upon exercise of options.
(9)	Includes 6,280 shares issuable upon exercise of options.
(10)	Includes 2,500 shares issuable upon exercise of options.
(11)	Includes shares owned by Mr. Cook, who retired as Chief Executive Officer on July 15, 2003 and as Chairman of the Board on March 1, 2004.

EXECUTIVE OFFICERS

The following table identifies our current executive officers, the positions they hold and the year in which they began serving in their respective capacities. The Board of Directors elects all officers, who hold office until their respective successors are elected and qualified.

Name	Age	Current position(s) with The Nautilus Group	Officer Since
Greggory C. Hammann	41	President, Chief Executive Officer and Chairman	2003
Timothy E. Hawkins	37	Chief Customer Officer	2004
Kevin T. Lamar	42	Chief Operations Officer	2001
Randal R. Potter	37	Chief Marketing Officer	2000
Rod W. Rice	40	Chief Financial Officer, Treasurer and Secretary	1995
Stephen L. Eichen	50	Chief Information Officer	2004
Darryl K. Thomas	44	Sr. Vice President, Strategic Planning and Project Management	2004
Wayne M. Bolio	47	Sr. Vice President, Human Resources	2004

For information on Greggory C. Hammann’s business background, see “Nominees” under “Election of Directors” above.

Timothy E. Hawkins joined The Nautilus Group, Inc. in February 2004 as Chief Customer Officer. Prior to joining The Nautilus Group, Mr. Hawkins was Vice President of Sales for Levi Strauss and Company, a global leader in the apparel industry, where he began his service in November 2001. From April 1997 to November 2001, Mr. Hawkins led various National Account sales groups for Coca-Cola Fountain. Prior to Coca-Cola Fountain, Mr. Hawkins held executive marketing positions with Famous Footwear and sales management positions with Rayovac Corp. Mr. Hawkins received a B.A. from the University of Wisconsin-Whitewater.

Kevin T. Lamar was appointed Chief Operations Officer of The Nautilus Group, Inc. in March 2004. He joined the Company in 2001 and served as President of The Nautilus Group, Inc. and President of Nautilus Health and Fitness Group, Inc (our Commercial/Retail segment operations) from January 2001 to July 2003. From 1989 to 2000, Mr. Lamar served in a variety of senior management roles for Schwinn/GT Corp., a global leader in bicycles and fitness equipment. Mr. Lamar received a B.A. in Economics from Stanford University in 1985.

Randal R. Potter was appointed Chief Marketing Officer of The Nautilus Group, Inc. in March 2004. Prior to becoming Chief Marketing Officer, he was Chief Operations Officer and President of Nautilus Direct, Inc (our Direct segment operations). Mr. Potter served as Vice President of Marketing from December 1995 to September of 2000. Mr. Potter joined The Nautilus Group, Inc. in 1991 as Creative Director and Marketing Manager. Mr. Potter, who received his B.S. in Social Science from Washington State University, has been involved in the direct marketing industry since 1986.

Rod W. Rice has been with The Nautilus Group, Inc. since 1994, serving first as the Company’s Controller. In 1995, he assumed his current role of Chief Financial Officer. Mr. Rice also serves as Treasurer and Secretary of the Company. Formerly, Mr. Rice worked as an accountant with Deloitte & Touche LLP. Mr. Rice received his B.S. in Business Administration with a major in Accounting from Portland State University.

Stephen L. Eichen has been with The Nautilus Group, Inc. since September 2002, serving first as the Vice President of Information Technology for the Direct Division. Mr. Eichen was promoted to Chief Information Officer in March 2004. Prior to joining The Nautilus Group, Mr. Eichen was a Senior Manager for Deloitte & Touche LLP, providing information systems and project management consulting services, from 1999 to 2002. From 1985 to 1999, Mr. Eichen held operations management and senior information systems management positions for The Boeing Company. Prior to The Boeing Company, Mr. Eichen served as Senior Associate for the Institute of Management Resources from 1982 to 1985, an operations and systems consulting company serving Fortune 500 manufacturing clients. He has been certified C.P.I.M. by the American Production and Inventory Control Society, and is a member of the Project Management Institute. Mr. Eichen received his B.S. in Biology and his M.S. in Management and Policy Sciences from the State University of New York at Stony Brook.

Darryl K. Thomas joined The Nautilus Group, Inc. in January 2004 as Senior Vice President, Strategic Planning and Project Management. From February 2002 to January 2004, Mr. Thomas served a variety of executive marketing and strategic planning positions with Levi Strauss and Company, a global leader in the apparel industry. From 1988 to 2002, Mr. Thomas held a variety of positions in sales management, sales training and planning with The Coca-Cola Company. Prior to Coca-Cola, he held sales related positions at Xerox Corporation and AT&T. Mr. Thomas received a B.B.A. from the University of North Texas and an M.B.A. from the University of Texas at Austin.

Wayne M. Bolio joined The Nautilus Group, Inc. in June 2003 as Vice President, Human Resources. Mr. Bolio was appointed Senior Vice President, Human Resources in March 2004. From 1997 to 2002 he served as the chief human resources officer for Consolidated Freightways, a major transportation company, and most recently held the position of Vice President of Human Resources and Assistant General Counsel. Prior to that he was employed by Southern Pacific Transportation Company as Assistant General Counsel with responsibility for labor relations, human resources, and employment law matters. Mr. Bolio received a B.A. from the University of California at Berkeley and a J.D. from UCLA.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding the compensation we paid to our Chief Executive Officers and other executive officers for 2003. These individuals are referred to collectively in this proxy statement as the “Named Executive Officers.”

Summary Compensation Table

Name and Principal Position (1)	Year	Annual Compensation						Long-Term Compensation	All Other Compensation ($)(5)
		Salary ($)(2)		Bonus ($)(3)		Other Compensation ($)		Securities Underlying Options (#)(4)
Brian R. Cook, Chairman of the Board (6)	2003 2002 2001	367,500 450,000 375,000	(7)	— 250,000 375,000		— — —		— — —	3,974 5,500 4,838

Greggory C. Hammann, President and Chief Executive Officer	2003 2002 2001	229,167 — —	(8)	550,000 — —	(9)	1,044,565 — —	(10)	850,000 — —	1,707,423 — —	(11)

Kevin T. Lamar, President Nautilus Health and Fitness Group, Inc.	2003 2002 2001	375,000 375,000 230,745		75,000 225,000 189,584		— — —		100,000 20,000 150,000	3,974 4,125 —

Randal R. Potter, Chief Operations Officer and President Nautilus Direct, Inc.	2003 2002 2001	360,000 360,000 310,000		75,000 360,000 310,000		— — —		100,000 20,000 37,500	3,974 5,500 4,838

Rod W. Rice, Chief Financial Officer, Treasurer and Secretary	2003 2002 2001	260,000 260,000 210,000		— 200,000 210,000		— — —		55,000 12,000 37,500	3,974 5,500 4,838

(1)	The positions listed are as of December 31, 2003. Our current executive officers and their titles are listed above under Executive Officers.
(2)	The 2004 salaries for Messrs. Hammann, Lamar, Potter and Rice are $500,000, $375,000, $360,000 and $275,000, respectively.
(3)	The Board of Directors has sole discretion in establishing bonus awards. All bonuses awarded in 2003, 2002 and 2001 were in accordance with the performance-based criteria established by the Board of Directors in January 2003, January 2002, and January 2001, respectively.
(4)	Where applicable, options in this schedule reflect the 3 for 2 stock splits paid in January 2001 and August 2001.
(5)	Except as described in note (11) below, All Other Compensation consists of Company matching contribution to The Nautilus Group, Inc. 401(k) Savings Plan.
(6)	Mr. Cook retired as the Company’s Chief Executive Officer on July 15, 2003 and as a Director and Chairman of the Board on March 1, 2004.
(7)	Mr. Cook’s salary remained at $450,000 through September 30, 2003. Effective October 1, 2003, Mr Cook’s base salary was set at $120,000 annually.
(8)	Effective July 15, 2003, the Board of Directors appointed Mr. Hammann President and Chief Executive Officer of The Nautilus Group, Inc. The amounts paid to Mr. Hammann in 2003 are based on an annualized salary of $500,000.
(9)	In 2003, Mr. Hammann earned a one-time First Year Bonus of $550,000 in accordance with his employment contract.

(10)	In 2003, Mr. Hammann received a one-time relocation bonus payment of $1,000,000 that vests in equal annual installments over a three-year period. In addition, he received compensation of $44,565 for professional fees, relocation expenses and gross up for taxes.
(11)	Mr. Hammann’s All Other Compensation for 2003 includes Company paid premiums for disability insurance in the amount of $6,403, Company paid premiums for life insurance in the amount of $1,020, and stock options granted at an exercise price below market of $1,700,000 that vest in equal annual installments over a five-year period.

Option Grants

The following table sets forth information concerning stock option grants to the Named Executive Officers during 2003.

Option Grants in Last Fiscal Year(1)

Name	Individual Grants					Grant Date Value
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees In 2003(2)	Exercise Price ($/Share)		Expiration Date	Grant Date Present Value ($)(5)
Brian R. Cook	—	—	N/A		N/A	N/A
Greggory C. Hammann	850,000	59.4	8.39	(3)	7/15/2013	4,105,500
Kevin T. Lamar	100,000	7.0	10.39	(4)	7/15/2013	453,000
Randal R. Potter	100,000	7.0	10.39	(4)	7/15/2013	453,000
Rod W. Rice	55,000	3.8	10.39	(4)	7/15/2013	249,150

(1)	The options were granted on July 15, 2003. The options granted to executive officers in 2003 vest in one-fifth increments on each of the first five anniversaries of the grant date.
(2)	During 2003, the Board of Directors granted options to purchase a total of 1,430,000 shares of The Nautilus Group common stock.
(3)	The exercise price is $2.00 less than the closing price of the shares on the day before the grant date. The exercise price may be adjusted in the future only upon the occurrence of specific events that would dilute the Company’s share capital.
(4)	The exercise price per share equaled the closing price of the shares on the day before the grant date. The exercise price may be adjusted in the future only upon the occurrence of specific events that would dilute the Company’s share capital.
(5)	The fair value of each option grant was estimated on the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions: (a) all options granted will vest as scheduled; (b) a dividend yield of 3.5%; (c) a risk-free interest rate of 3.9%; and (d) an expected volatility of 59%.

The following table summarizes the number and value of options exercised by the Named Executive Officers during 2003 and the value of options held by such persons as of December 31, 2003.

Aggregated Option Exercises in 2003 and

Year End Option Values(1)

Name	Shares Acquired on Exercise (#)	Value Realized ($)(2)	Number of Securities Underlying Unexercised Options at Year End (#)		Value of Unexercised In-the- Money Options at Year End ($)(3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Brian R. Cook	101,250	1,268,663	—	—	—	—
Greggory C. Hammann	—	—	—	850,000	—	4,811,000
Kevin T. Lamar	—	—	80,000	190,000	20,250	386,250
Randal R. Potter	—	—	50,939	146,406	104,710	377,264
Rod W. Rice	—	—	52,063	91,187	104,178	210,497

(1)	Where applicable, option amounts above reflect the 3 for 2 stock splits paid in August 2000, January 2001, and August 2001.
(2)	The value realized is calculated based on the closing price of the Company’s common stock as reported by the New York Stock Exchange on the date of exercise minus the exercise price of the option, and does not necessarily indicate that the optionee sold such stock.
(3)	The market value of underlying securities is based on the difference between the closing price of the Company’s common stock on December 31, 2003 (as reported by the New York Stock Exchange) and the exercise price.

Employment Contracts, Termination of Employment and Change-In-Control Arrangements—General

Each of our Named Executive Officers has entered into an employment agreement with the Company. The salary under each of these agreements is set each year by the Board of Directors and is listed above in the Summary Compensation Table. The executives are also entitled to reimbursement for reasonable out-of-pocket expenses. The Company may terminate any of the employment agreements by providing the executive with between 3 and 12 months notice of such termination depending on the specific agreement. Upon the receipt of such notice, the Company may elect to employ the Executive Officer during the notice period or terminate employment immediately. In the event that the Company elects to terminate the Executive Officer for reasons other than cause as defined in the employment agreement, all unpaid salary that would have been paid to the executive during the remaining term of his employment would become immediately due and payable.

Employment Contracts, Termination of Employment and Change-In-Control Arrangements – President and Chief Executive Officer

In addition to the employment terms applicable to all our Named Executive Officers, our President and Chief Executive Officer, Greggory C. Hammann, is entitled to certain other payments and benefits under the terms of his employment agreement with the Company. The following is a summary of these terms.

Annual Bonus. Mr. Hammann earned a $550,000 annual bonus in accordance with the terms of his employment agreement. This bonus was paid on April 1, 2004. Going forward, Mr. Hammann’s annual bonus will not be a fixed amount, but will be determined in the same manner as bonuses paid to our other executive officers.

Relocation Bonus. Mr. Hammann was paid a one-time $1,000,000 relocation bonus that vests in equal annual installments over a three-year period. In the event that prior to July 2, 2006 Mr. Hammann is terminated for cause or terminates his employment for reasons other than certain Company acts outlined in the employment agreement, the unvested portion must be repaid to the Company.

Stock Options. Mr. Hammann was granted stock options with an exercise price of $8.39 per share for 850,000 shares of common stock that vest in equal annual installments over a five-year period. The exercise price is $2.00 less than the closing price of the shares on the day before the grant date.

Termination Without Cause. Should Mr. Hammann be terminated by the Company without cause or should Mr. Hammann terminate his employment in response to certain acts by the Company described in the employment agreement, Mr. Hammann is entitled to receive his base salary accrued through the date of termination plus severance equal to twelve months’ base salary. In addition, Mr. Hammann’s stock options shall continue to vest as if Mr. Hammann had remained employed during the twelve-month period in which he is entitled to receive severance pay. Mr. Hammann’s stock options shall also be exercisable for fifteen months after the date of termination of employment as to the shares vested on or before such date of termination and for fifteen months after the date of vesting as to shares vesting after the date of termination. Furthermore, if certain targets are satisfied at the end of the applicable fiscal year, Mr. Hammann will receive a pro rata bonus related to such year payable at such time as bonuses are paid to other senior executives.

Termination for Cause. If the Company terminates Mr. Hammann’s employment for cause, upon the death or disability of Mr. Hammann, or if Mr. Hammann terminates his employment for reasons other than the Company acts outlined in Mr. Hammann’s agreement, the Company shall have no payment obligations other than Mr. Hammann’s base salary accrued through the date of termination, and all further stock option vesting shall cease as of the date of termination.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is composed of Peter A. Allen (Chairman), Frederick T. Hull and James M. Weber. All members of the Compensation Committee are non-employee, outside directors. Although Mr. Cook, the Company’s former Chief Executive Officer, and Mr. Hammann, current President and Chief Executive Officer, served on the Company’s Board of Directors in 2003 and participated in compensation discussions, they did not participate in any deliberations or decisions regarding their own compensation.

REPORT ON EXECUTIVE COMPENSATION *

The Compensation Committee of the Board of Directors administers our executive compensation program. The purpose of the Compensation Committee is to discharge the responsibilities of the Company’s Board of Directors relating to compensation of the Company’s executives, and to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

As part of its mandate, the Compensation Committee is responsible for: (1) determining the most effective overall executive compensation strategy based upon our needs and consistent with shareholder interests; (2) administering our executive compensation program and policies; (3) monitoring our performance and its relationship to executive compensation; and (4) reviewing and making appropriate changes to executive compensation as warranted.

Compensation Philosophy

The Company’s executive compensation program is designed to encourage, compensate and reward employees on the basis of individual and corporate performance, both in the short and long term. Each executive compensation package is comprised of a base salary and an annual incentive bonus tied to corporate and individual performance and, except for our former Chief Executive Officer, Brian R. Cook, is supplemented by long-term incentives in the form of stock options. The Compensation Committee believes that this compensation program increases the mutuality of interest between our executive officers and shareholders. In 2003, the Compensation Committee retained an independent compensation consulting firm to supply the Board and the Compensation Committee with competitive compensation information to facilitate the establishment of executive compensation levels for 2004.

Base Salary. The Compensation Committee sets base salaries for its executive officers at levels it believes are competitive with the base salaries paid by leading, comparably sized public companies in the healthy lifestyle products and retail industries. The Compensation Committee approves base salary ranges for our executive officers based on reviews of market data from peer group, industry and national surveys. Within each range, the Compensation Committee establishes a base salary for each executive officer based on individual performance, the executive officer’s level of responsibility and the importance of the position to us.

Annual Bonus. In the first quarter of each year, the Board of Directors establishes target corporate performance goals based on actual earnings per share and other significant factors, such as cash management, strategic business development and personnel management. At the end of each year, the Board of Directors evaluates corporate performance in light of these goals. If we meet or surpass the pre-established performance goals, the Compensation Committee generally will award a bonus to each executive officer between 40% and 100% of his or her base salary. However, the Compensation Committee has absolute discretion in awarding annual bonuses and may award greater or lesser annual bonuses to one or more executive officers, whether or not the Company achieves its performance goals.

Stock Options. The Compensation Committee views stock options as the key long-term element in its performance-based executive compensation program. The Compensation Committee grants stock options to executive officers based on the Board’s estimation of each executive officer’s contribution to our long-term growth and profitability. Generally, each stock option granted to an executive officer has an exercise price equal to the market price on the day before the grant date and vests in one-fifth increments over a five-year period. See “Option Grants in Last Fiscal Year” for a summary of options granted to our executive officers during 2003.

Other Benefits. Executive officers participate in various broad-based employee benefit plans on substantially the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. We offer a 401(k) plan which allows employees to invest in an array of funds on a pre-tax basis and which provides for employer matching contributions of up to three percent of eligible compensation. We also maintain insurance and other benefits for our employees.

Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that we can deduct for compensation paid to any of our most highly paid officers in any year. With the exception of our President and Chief Executive Officer, we generally do not expect any of our employee’s salary and bonus levels to exceed that limit. However, depending on individual and corporate performance, total compensation for certain executives may be greater than $1,000,000. The limit on deductibility, however, does not apply to performance-based compensation that meets certain requirements. Our current policy is generally to grant stock options that meet those requirements so that we may properly deduct option compensation recognized by an optionee.

2003 Compensation of Chief Executive Officer

Brian R. Cook, our Chief Executive Officer since 1986, retired from this position effective July 15, 2003. Mr. Cook continued to serve as Chairman of the Board until March 1, 2004.

Greggory C. Hammann replaced Mr. Cook as CEO effective July 15, 2003 and as Chairman on March 1, 2004. Mr. Hammann’s compensation package was determined and approved by the Compensation Committee after consideration of chief executive compensation of comparably sized public companies in the healthy lifestyle products and retail industries, and in light of competitive practices among companies seeking to hire executives of Mr. Hammann’s stature.

Base Salary. The Compensation Committee determined and approved Mr. Hammann’s annual salary of $500,000. Mr. Hammann’s salary was determined in the same manner as described in “Base Salary” above with respect to all officers. The Compensation Committee will review Mr. Hammann’s base salary annually.

The base salary for Mr. Cook remained at $450,000 through September 30, 2003, the same level as the previous year. Effective October 1, 2003, Mr. Cook’s base salary was set at $120,000 annually. Mr. Cook’s salary was determined in the same manner as described in “Base Salary” above with respect to all officers. Payment of Mr. Cook’s base salary ceased upon his retirement as Chairman of the Board effective March 1, 2004.

Annual Bonus. Mr. Hammann earned a $550,000 annual bonus in accordance with the terms of his employment agreement, as evaluated and approved by the Compensation Committee. Going forward, Mr. Hammann’s annual bonus will be determined in the same manner as described in “Annual Bonus” above with respect to all officers. Mr. Cook did not receive an annual bonus for 2003.

Relocation Bonus. On August 15, 2003, Mr. Hammann was paid a one-time $1,000,000 relocation bonus that vests in equal annual installments over a three-year period. In the event that Mr. Hammann is terminated for cause or terminates his employment without good reason before July 2, 2006, then the unvested portion must be repaid to the Company. The relocation bonus was included as an additional incentive to encourage Mr. Hammann to relocate to the Vancouver, Washington area from his prior home in California.

Stock Options. On July 15, 2003, in accordance with his employment agreement with the Company, Mr. Hammann was granted stock options with an exercise price of $8.39 per share for 850,000 shares of common stock that vest in equal annual installments over a five-year period. The exercise price is $2.00 less than the closing price of the shares on the day before the grant date.

Between 1999 and his 2004 departure from the Company, stock options were not granted to Mr. Cook, as the Board of Directors and Compensation Committee felt his substantial ownership interest in the Company gave Mr. Cook sufficient long-term performance incentive.

Other Benefits. Along with the other executive officers, our CEO participates in various broad-based employee benefit plans on substantially the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. We offer a 401(k) plan which allows employees to invest in an array of funds on a pre-tax basis and which provides for employer matching contributions of up to three percent of eligible compensation. We also maintain insurance and other benefits for our employees. The Company’s CEO also has a long-term disability and a life insurance policy as part of his compensation package.

The Company incurred royalty expense related to sales of Bowflex products under an agreement with a shareholder of the Company of $6,557,027 in 2003. When the Company was privately held, the shareholder separately negotiated an agreement in 1992 with Brian R. Cook, our former Chief Executive Officer and

Chairman of the Board, and a former director of the Company. That separate agreement stipulates that annual royalties above $90,000 would be paid 60% to the shareholder, 20% to Mr. Cook and 20% to the former director. Mr. Cook earned $1,293,406 in 2003 under this agreement.

Respectfully Submitted,

Peter A. Allen

Frederick T. Hull

James M. Weber

* The Report of the Compensation Committee describes the compensation policies and rationale with respect to our executive officers during 2003. The information contained in the Report shall not be deemed “soliciting material” or be incorporated by reference by any general statement incorporating this Proxy Statement into any filings under either the Securities Act of 1933, as amended, or the Exchange Act of 1934 (together the “Acts”), except to the extent the Company specifically incorporates such Report by reference, and further, such Report shall not otherwise be deemed filed under the Acts.

REPORT OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS *

The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) is comprised of three non-employee, independent directors: Robert S. Falcone, Kirkland C. Aly and Paul F. Little. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Committee is responsible for the oversight of the Company’s internal accounting and financial reporting process and the review of the audited financial statements of the Company, together with a discussion of pertinent matters with management and the Company’s independent auditors.

The Audit Committee acts under a written charter adopted and approved by our Board of Directors. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A. The members of the Audit Committee are “independent,” as such term is defined under applicable New York Stock Exchange listing standards. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2003 with management and Deloitte & Touche LLP, the Company’s independent auditors. In addition the Audit Committee has discussed and reviewed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, and, with and without management present, discussed and reviewed the results of the independent auditor’s audit of the financial statements. Additionally, the Audit Committee has received the written disclosures and a letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees,” and has discussed with Deloitte & Touche LLP the auditor’s independence.

Based on the foregoing reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Respectfully Submitted,

Robert S. Falcone

Paul F. Little

Kirkland C. Aly

* The information contained in the Report of the Audit Committee shall not be deemed “soliciting material” or be incorporated by reference by any general statement incorporating this Proxy Statement into any filings under either the Securities Act of 1933, as amended, or the Exchange Act of 1934 (together the “Acts”), except to the extent the Company specifically incorporates such report by reference, and further, such Report shall not otherwise be deemed filed under the Acts.

2003 PERFORMANCE GRAPH

Set forth below is a line graph and table comparing the cumulative total shareholder return of our common stock with the cumulative total return of the NYSE Composite Index and the S&P SmallCap 600 Index for the period commencing on May 5, 1999 (the date of our initial U.S. public offering) and ending on December 31, 2003. The S&P 600 Small Cap Index was chosen because we do not believe we can reasonably identify an industry index or specific peer issuer that would offer a meaningful comparison. The S&P SmallCap 600 Index represents a broad-based index of companies with similar market capitalization. Our common stock was added to the S&P SmallCap 600 on March 19, 2003.

The graph assumes that $100 was invested in our common stock at the initial United States public offering price and each index on May 5, 1999. The comparisons in this table are set forth in response to Securities and Exchange Commission disclosure requirements, and therefore are not intended to forecast or be indicative of future performance of the common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company incurred royalty expense related to sales of Bowflex products under an agreement with a shareholder of the Company of $6,557,027 in 2003. When the Company was privately held, the shareholder separately negotiated an agreement in 1992 with Brian R. Cook, our former Chief Executive Officer and Chairman of the Board, and a former director of the Company. That separate agreement stipulates that annual royalties above $90,000 would be paid 60% to the shareholder, 20% to Mr. Cook and 20% to the former director. Mr. Cook earned $1,293,406 in 2003 under this agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, as well as persons who own more than 10% of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock. Based solely on a review of copies of such forms furnished to us and written representations from executive officers, directors and 10% shareholders, we believe that, except as described below, all Section 16(a) filing requirements during 2003 were met. Two Form 4s filed by a former director, C. Rowland Hanson, were each amended to include a transaction during the applicable period involving 1,700 and 888 shares, respectively. A Form 4 filed by director Frederick T. Hull was amended to include three transactions during the applicable period involving an aggregate of 300 shares. A separate transaction by Mr. Hull involving 200 shares was also not reported on the appropriate Form 4. A Form 4 filed by Randal R. Potter to report a series of transactions failed to include three transactions during the applicable period involving an aggregate of 2,300 shares.

SHAREHOLDER PROPOSALS

To be considered for inclusion in our 2005 proxy statement, we must receive all shareholder proposals intended to be presented at our 2005 annual meeting of shareholders at our principal executive office no later than December 27, 2004. Our amended and restated bylaws require shareholders to deliver proposals they intend to present at our 2005 annual meeting to our principal executive office no later than 60 calendar days (April 8, 2005), and no earlier than 90 calendar days (March 9, 2005), prior to the first anniversary of our 2004 annual meeting.

TRANSACTION OF OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors is not aware of any other matters that may come before the annual meeting. The persons named in the enclosed proxy card intend to vote the proxy in accordance with their best judgment if any other matters properly come before the annual meeting.

Please return the enclosed proxy card as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the annual meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy card exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

By Order of the Board of Directors

Rod W. Rice

Chief Financial Officer, Treasurer and Secretary

Vancouver, Washington

April 23, 2004

APPENDIX A

THE NAUTILUS GROUP, INC.

AUDIT COMMITTEE CHARTER

(as of January 27, 2004)

Purpose

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors of The Nautilus Group, Inc. (the “Board”) in fulfilling its responsibility to oversee (a) the integrity of the Company’s financial statements and other financial information furnished by the Company, (b) the Company’s compliance with legal and regulatory requirements, (c) the Company’s systems of internal accounting and financial controls, (d) the independent auditor’s qualifications and independence, and (e) the performance of the Company’s internal audit function and independent auditor.

Membership

Members of the Committee shall be appointed by the Board. The Committee shall be comprised of not less than three independent members of the Board. The Committee’s composition shall meet all applicable Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) requirements.

Accordingly, all Committee members will be directors:

1)	Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company;

2)	Who are financially literate as such qualification is interpreted by the Board in its business judgment, or who become financially literate within a reasonable period of time after appointment to the Committee; and

3)	Who meet the independence standards set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”), and Section 303A.02 of the Listed Company Manual of the NYSE (the “Manual”).

The Committee shall endeavor to include at least one member who qualifies as an “audit committee financial expert” for purposes of Item 401(h) of Regulation S-K under the Exchange Act. At a minimum, at least one member of the Committee will have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

Key Responsibilities and Powers

In furtherance of its purpose, the Committee shall have the following authority and responsibilities:

1)	The Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee shall have authority to retain such outside counsel, experts and other advisors, as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

2)	The Committee shall review and discuss with management and the independent auditor, prior to release to the general public and legal and regulatory agencies, the annual audited financial statements and quarterly financial statements, including disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and matters required to be reviewed under applicable legal, regulatory or NYSE requirements.

3)	The Committee shall discuss with management and the independent auditor, as appropriate, prior to release to the general public and legal and regulatory agencies, earnings press releases and financial information and earnings guidance provided to analysts and to rating agencies. The responsibility to discuss earnings releases, as well as financial information and earnings guidance, may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

4)	The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm shall report directly to the Committee. Without limiting the generality of the foregoing, the Committee shall:

•	have the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor;

•	have the sole authority to approve all audit engagement fees and terms, and the Committee, or a designated member of the Committee, must pre-approve any non-audit service provided to the Company by the independent auditor;

•	on a quarterly basis, meet separately with the independent auditor to discuss any matters that the Committee or auditor believe should be discussed privately;

•	discuss with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response; and

•	discuss the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposures and steps taken by management to monitor and mitigate such exposures.

5)	With respect to the Company’s internal audit, the Committee shall:

•	review with management and the internal audit manager the internal audit charter and plan, and the purpose, authority, activities, staffing and organizational structure of the internal audit function;

•	review, and discuss with management and the independent auditor, the effectiveness of the Company’s internal financial controls and the internal audit function, including compliance with The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing;

•	ensure there are no unjustified restrictions or limitations on the internal audit function, and review and concur in the appointment, compensation, replacement, or dismissal of the internal audit manager; and

•	on a quarterly basis, meet separately with the internal audit manager to discuss any matters that the Committee or internal audit manager believe should be discussed privately.

6)	The Committee shall prepare an audit committee report in accordance with SEC regulations to be included in the Company’s annual proxy statement.

7)	The Committee shall set policies for the hiring of employees or former employees of the Company’s independent auditor.

8)	On a quarterly basis, meet separately with management to discuss any matters that the Committee or management believe should be discussed privately.

9)	The Committee shall review and investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct as required in the policies of the Company.

10)	The Committee shall review the Company’s financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting the Company’s financial statements, including alternatives to, and the rationale for, the decisions made.

11)	The Committee shall obtain and review at least annually a formal written report from the independent auditor delineating:

•	the auditor’s internal quality-control procedures;

•	any material issues raised by the most recent internal quality-control review, or peer review of the auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues; and

•	all relationships between the independent auditor and the Company, in order to assess the auditor’s independence.

Upon receipt of such written report, the Committee shall discuss with the independent auditor any such disclosed relationships and their impact on the independent auditor’s objectivity and independence, and shall recommend that the Board take appropriate action in response to the auditor’s report to satisfy itself of the independence of the independent auditor.

12)	The Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, auditing matters or violations of the Company’s code of conduct.

13)	The Committee shall report its recommendations to the Board after each Committee meeting. The Audit Committee will maintain written minutes of its meetings, which will be filed in the Company’s minute book along with the minutes of the meetings of the Board.

14)	The Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the Board for approval.

15)	The Committee shall conduct and present to the Board an annual performance evaluation of the Committee.

THE NAUTILUS GROUP, INC.

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01 - Peter A. Allen	☐	☐	05 - Frederick T. Hull	☐	☐

02 - Kirkland C. Aly	☐	☐	06 - Paul F. Little	☐	☐

03 - Robert S. Falcone	☐	☐	07 - James M. Weber	☐	☐

04 - Greggory C. Hammann	☐	☐

B Issues

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	Our Board of Directors unanimously recommends a vote FOR the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP, as our principal independent auditor.	☐	☐	☐	I do plan to attend the meeting.	☐
					I do not plan to attend the meeting.	☐

C Other Matters

3.	Upon such other matters as may properly come before, or incident to the conduct of the annual meeting or any adjournment thereof, the proxy holders shall vote in such manner as they determine to be in our best interests of The Nautilus Group, Inc. Management is not presently aware of any such matters to be presented for action at the annual meeting.

D Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy – THE NAUTILUS GROUP, INC.

Proxy for Annual Meeting of Shareholders to be Held June 7, 2004

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 23, 2004, and names, constitutes and appoints Greggory C. Hammann and Rod W. Rice, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of The Nautilus Group, Inc., to be held at 10:00 a.m. PDT on June 7, 2004, and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned on April 9, 2004, with all the powers that the undersigned would possess if personally present.

Our Board of Directors is soliciting this proxy. If no specific direction is given as to the above items, this proxy will be voted for the nominees named in Proposal 1 and for Proposal 2.

The shareholder signed above reserves the right to revoke this proxy at any time prior to its exercise by written notice delivered to our Secretary at our corporate offices at 1400 NE 136th Avenue, Vancouver, Washington 98684, prior to the annual meeting. The power of the proxy holders shall also be suspended if the shareholder signed above appears at the annual meeting and elects in writing to vote in person.